Exhibit 99.1
Cardiac Science Notifies AED Customers of
Voluntary Medical Device Recall
Bothell, WA — February 3, 2010 — Cardiac Science Corporation [NASDAQ: CSCX] is initiating a worldwide voluntary recall after determining that approximately 12,200 automated external defibrillators (AEDs) may not be able to deliver therapy during a resuscitation attempt, which may lead to serious adverse events or death. These AEDs were manufactured in a way that makes them potentially susceptible to failure under certain conditions. The FDA has been informed of this situation.
This issue is separate from the Company’s November 13 announcement regarding a voluntary medical device correction. Each of the approximately 12,200 devices affected in this recall can be confirmed at the Cardiac Science Web site at http://www.cardiacscience.com/AED195.
Cardiac Science detected this issue through its internal quality systems and has received no complaints or reports of this problem in the field. The affected AEDs were manufactured or serviced between October 19, 2009 and January 15, 2010 and include the following models:
•	Powerheart 9300A, 9300E, 9300P, 9390A, 9390E

•	CardioVive 92532

•	CardioLife 9200G and 9231
Customers who received any of these AED models since October 19, 2009 can visit http://www.cardiacscience.com/AED195 to determine if they have an affected AED. Each affected AED should immediately be removed from service since it may not deliver the expected therapy.
All affected AEDs will be replaced at no charge to the customer. Cardiac Science will contact customers by letter and will provide them with replacement AEDs as soon as they are available. Replacement shipments are anticipated to begin February 15.
The Company expects to record a charge of between $2.0 and $3.0 million in the fourth quarter of 2009, reflecting its current estimate of the expected costs relating to this action. Actual costs may vary based on a variety of factors. Cash expenditures relating to replacement of the affected AEDs will occur in the first half of 2010. The Company does not currently believe this action will have a significant adverse impact on its ability to fulfill AED orders for the first quarter.
Customers may contact the Company immediately at 888.402.2484 within the United States. Outside the US, customers can contact +44.161.926.0011 or the local Cardiac Science representative. Customers can also email the Company at aed195@cardiacscience.com for more information.

Forward-Looking Statements
This press release contains forward-looking statements. The word “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward looking statements in this press release include, but are not limited to, those that refer to the timing and volume of shipments of replacement AEDs, order volume and fulfillment, the timing and amount of expenses to be recorded in the Company’s financial statements relating to the replacement of affected AEDs, and the timing and amount of associated cash expenditures. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results and performance may vary significantly from those expressed or implied in such statements. Factors that could cause or contribute to such varying results and other risks are more fully described in the Annual Report on Form 10-K filed by Cardiac Science Corporation for the year ended December 31, 2008, as updated by subsequent quarterly reports on Form 10-Q. Cardiac Science Corporation undertakes no duty or obligation to update the information provided herein.
For more information,

Company Contact:	Investor Contact:	Media Contact:
Mike Matysik	Matt Clawson	Christopher Gale
Cardiac Science Corporation	Allen & Caron	EVC Group Inc.
Senior Vice President and CFO	949.474.4300	646.201.5431
425.402.2009	matt@allencaron.com	203.570.4681
		cgale@evcgroup.com
LOGO: http://www.cardiacscience.com/images/main_logo.gif
CSCX-F
###